Exhibit 99.1

Contacts: Maura Landry (Media) mlandry@shiftcomm.com 617.779.1829	Roger Sachs, CFA (Investors/Analysts) sachsr@dnb.com 973.921.5914

D&B Reports 2011 Results;

Provides an Update to the Strategic Technology Investment;

and Provides 2012 Financial Guidance

•	2011 Full Year Diluted EPS Before Non-Core Gains and Charges Up 10%; GAAP Diluted EPS Up 6%;

•	Full Year Core Revenue Up 5% Before the Effect of Foreign Exchange; Up 7% After the Effect of Foreign Exchange;

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Full Year Total Revenue on a GAAP Basis Up 3% Before the Effect of Foreign Exchange; Up 5% After the Effect of Foreign Exchange, Reflecting the Impact of the Divestment of our Self Awareness Solutions Business in the Third Quarter of 2010;

•	Announces Reorganization of Japan and Strengthens S&MS Portfolio in China;

•	Declares Increased Quarterly Cash Dividend of $0.38 Per Share.

Short Hills, NJ – February 6, 2012 - D&B (NYSE: DNB), the world’s leading source of commercial information and insight on businesses, today reported results for the fourth quarter and full year ended December 31, 2011. The Company also announced its 2012 financial guidance and expected financial flexibility savings.

“Our 2011 results were in line with our expectations and we continue to make progress on our transformation. We are already reaping benefits from our Strategic Technology Initiative, or MaxCV, as we have accelerated the pace of new product innovation and lowered the cost to innovate. This is reflected in our profit and margin expectations for 2012, and we are very pleased with the progress. We did experience a delay in one component of the project, the data supply chain, which will result in a higher program cost and a delay in the final cutover into 2013. We expect revenue growth to continue to accelerate as we complete the project,” stated Sara Mathew, D&B’s Chairman and Chief Executive Officer.

Fourth Quarter 2011 Results

Diluted earnings per share before non-core gains and charges for the quarter ended December 31, 2011 were $2.21, up 15% from $1.92 in the prior year similar period. On a GAAP basis, diluted earnings per share for the quarter ended December 31, 2011 were $1.93, up 4% from $1.85 in the prior year similar period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core and total revenue for the fourth quarter of 2011 was $498.7 million, up 3% before the effect of foreign exchange; (up 4% after the effect of foreign exchange) from the prior year similar period.

Core results for the fourth quarter of 2011 reflect the following by solution set:

•	Risk Management Solutions revenue of $290.4 million, up 1% before the effect of foreign exchange (up 2% after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $177.0 million, up 5% before the effect of foreign exchange (up 6% after the effect of foreign exchange), as compared to the prior year similar period; and

•	Internet Solutions revenue of $31.3 million, up 8% both before and after the effect of foreign exchange.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income before non-core gains and charges for the fourth quarter of 2011 was $169.8 million, up 1% from the prior year similar period. On a GAAP basis, operating income was $145.1 million, down 4% from the prior year similar period.

Net income attributable to D&B before non-core gains and charges for the fourth quarter of 2011 was $107.0 million, up 11% from the prior year similar period. On a GAAP basis, net income attributable to D&B for the quarter was $93.5 million, up 1% from the prior year similar period.

See attached Schedule 3 for additional detail.

Fourth Quarter 2011 Segment Results

North America

Core and total revenue for the fourth quarter of 2011 was $360.3 million, up 3% from the prior year similar period both before and after the effect of foreign exchange.

North America core and total revenue results for the fourth quarter of 2011 reflect the following:

•	Risk Management Solutions revenue of $189.9 million, flat both before and after the effect of foreign exchange as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $139.9 million, up 5% both before and after the effect of foreign exchange as compared to the prior year similar period; and

•	Internet Solutions revenue of $30.5 million, up 9% both before and after the effect of foreign exchange.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income before non-core gains and charges for the fourth quarter of 2011 was $159.4 million, up 3% from the prior year similar period. On a GAAP basis, operating income was $156.1 million, up 1% from the prior year similar period.

See attached Schedule 3 for additional detail.

Asia Pacific

Core and total revenue for the fourth quarter of 2011 was $71.8 million, up 9% (acquisitions contributed 1 percentage point of the fourth quarter 2011 growth) before the effect of foreign exchange (up 13% after the effect of foreign exchange), as compared to the prior year similar period.

Asia Pacific core and total revenue results for the fourth quarter of 2011 reflect the following:

•	Risk Management Solutions revenue of $45.9 million, up 6% before the effect of foreign exchange (up 11% after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $25.6 million, up 14% before the effect of foreign exchange (up 19% after the effect of foreign exchange), as compared to the prior year similar period; and

•	Internet Solutions revenue of $0.3 million, down 1% before the effect of foreign exchange, (down 5% after the effect of foreign exchange), as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the fourth quarter of 2011 was $5.9 million, up 63% from the prior year similar period.

Europe & Other International Markets

Core and total revenue for the fourth quarter of 2011 was $66.6 million, down 2% before the effect of foreign exchange (down 1% after the effect of foreign exchange), as compared to the prior year similar period.

Europe & Other International Markets core and total revenue results for the fourth quarter of 2011 reflect the following:

•	Risk Management Solutions revenue of $54.6 million, flat before the effect of foreign exchange (up 1% after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $11.5 million, down 8% both before and after the effect of foreign exchange, as compared to prior year similar period; and

•	Internet Solutions revenue of $o.5 million, down 19% both before and after the effect of foreign exchange, as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the fourth quarter of 2011 was $19.3 million, down 7% from the prior year similar period.

Full Year 2011 Results

Diluted earnings per share before non-core gains and charges for the full year 2011 were $6.25, up 10% from $5.66 in the prior year similar period. On a GAAP basis, diluted earnings per share for the full year 2011 were $5.28, up 6% from $4.98 in the prior year similar period.

See attached Schedule 3 for additional detail.

Core revenue for the full year 2011 was $1,758.5 million, up 5% from the prior year similar period before effect of foreign exchange (up 7% after the effect of foreign exchange).

Core revenue results for the full year 2011 reflect the following by solution set:

•	Risk Management Solutions revenue of $1,114.4 million, up 6% before the effect of foreign exchange (up 8% after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $520.8 million, up 5% before the effect of foreign exchange (up 6% after the effect of foreign exchange); and

•	Internet Solutions revenue of $123.3 million, up 7% both before and after the effect of foreign exchange.

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the full year 2011 was $1,758.5 million. This result is up 3% from the prior year similar period, before the effect of foreign exchange, (up 5% after the effect of foreign exchange). Total revenue for the full year 2010 includes the results of the North American Self Awareness Solutions business that was divested in the third quarter of 2010.

Operating income before non-core gains and charges for the full year 2011 was $500.1 million, up 4% from the prior year similar period. On a GAAP basis, operating income for the full year 2011 was $424.8 million, up 4% from the prior year similar period.

Net income attributable to D&B before non-core gains and charges for the full year 2011 was $308.6 million, up 8% from the prior year similar period. On a GAAP basis, net income attributable to D&B for the full year 2011 was $260.3 million, up 3% from the prior year similar period.

See attached Schedule 3 for additional detail.

Deferred Revenue was approximately $598 million at the end of 2011, after adjusting for a one-time permanent increase to our 2009 deferred revenue balance of approximately $40 million that rolls forward each year. The adjustment is due to a change in our accounting convention for ratable revenue recognition.

Historically, D&B’s accounting convention recognized a full month of revenue for ratable products regardless of the day in the month a contract was signed. This has not had a material impact on our historical revenues and corresponding growth rates in any given year. Going forward, as new products from MaxCV are launched, many of which will be recognized ratably, the timing impact from the current monthly accounting convention may be magnified. Therefore, we are proactively changing our accounting convention to recognize ratable revenue on a daily basis.

On a GAAP basis, the deferred revenue balance is down 3%, primarily due to divestitures in our Asia Pacific segment.

Free cash flow for the full year 2011, excluding the impact of legacy tax matters, was $251.9 million, including approximately $55 million related to the Strategic Technology Investment, compared to $249.2 million in the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. Net cash provided by operating activities for the full year 2011, excluding the impact of legacy tax matters, was $305.3 million, compared to $315.1 million in the prior year similar period. On a GAAP basis, net cash provided by operating activities for the full year 2011 was $312.9 million, compared to $319.4 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during the full year 2011 under the Company’s discretionary repurchase program totaled $126.1 million (approximately 1.8 million shares), while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $59.3 million (approximately 0.8 million shares).

Repurchases during the fourth quarter 2011 under the Company’s discretionary repurchase program totaled $54.6 million (approximately 0.8 million shares), while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $9.2 million (approximately 0.1 million shares).

The Company ended 2011 with $84.4 million of cash and cash equivalents and total gross debt of $965.0 million.

Full Year 2011 Segment Results

North America

Core revenue for the full year 2011 was $1,246.8 million, up 1% from the prior year similar period both before and after the effect of foreign exchange.

North America core revenue results for the full year 2011 reflect the following:

•	Risk Management Solutions revenue of $730.8 million, flat both before and after the effect of foreign exchange;

•	Sales & Marketing Solutions revenue of $396.0 million, up 2% before the effect of foreign exchange (up 3% after the effect of foreign exchange); and

•	Internet Solutions revenue of $120.0 million, up 7% before the effect of foreign exchange (up 8% after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the full year 2011 was $1,246.8 million, down 1% from the prior year similar period, both before and after the effect of foreign exchange. Total revenue for the full year 2010 includes the results of our Self Awareness Solutions business which was divested during the third quarter of 2010.

Operating income before non-core gains and charges for the full year 2011 was $483.4 million, up 2% from the prior year similar period. On a GAAP basis, operating income was $480.1 million, up 6% from the prior year similar period.

See attached Schedule 3 for additional detail.

Asia Pacific

Core and total revenue for full-year 2011 was $259.2 million, up 43% (acquisitions contributed 38 percentage points of the full year 2011 growth) before the effect of foreign exchange (up 52% after the effect of foreign exchange).

Asia Pacific core and total revenue results for the full year 2011 reflect the following:

•	Risk Management Solutions revenue of $174.3 million, up 62% before the effect of foreign exchange (up 72% after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $83.9 million, up 17% before the effect of foreign exchange (up 23% after the effect of foreign exchange); and

•	Internet Solutions revenue of $1.0 million, down 12% before the effect of foreign exchange (down 11% after the effect of foreign exchange), as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the full year 2011 was $16.2 million, more than double the amount from the prior year similar period.

Europe & Other International Markets

Core and total revenue for the full year 2011 was $252.5 million, flat before the effect of foreign exchange (up 4% after the effect of foreign exchange), as compared to the prior year similar period.

Europe & Other International Markets core and total revenue results for the full year 2011 reflect the following:

•	Risk Management Solutions revenue of $209.3 million, down 1% before the effect of foreign exchange (up 3% after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $40.9 million, up 6% before the effect of foreign exchange (up 9% after the effect of foreign exchange); and

•	Internet Solutions revenue of $2.3 million, down 2% before the effect of foreign exchange (up 1% after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the full year 2011 was $55.9 million, down 13% from the prior year similar period.

Non-Core Gains and Charges

During the fourth quarter of 2011, the Company recorded:

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A net pre-tax, non-core charge of $24.4 million and a net after-tax, non-core charge of $13.5 million. This compares to a net pre-tax, non-core charge of $17.7 million and a net after-tax non-core charge of $3.9 million during the fourth quarter of 2010.

For the full year 2011, the Company recorded:

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A net pre-tax, non-core charge of $93.8 million and a net after-tax, non-core charge of $48.3 million. This compares to a net pre-tax, non-core charge of $45.3 million and a net after-tax, non-core charge of $34.2 million in 2010.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they do not reflect the Company’s underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Strategic Technology Investment

In February 2010, D&B announced a Strategic Technology Investment program aimed at strengthening its leading position in commercial data and improving its current technology platform to meet the emerging needs of customers. We refer to this program as “MaxCV.”

The most recent estimate was that the project would cost about $130 million and be completed in the second half of 2012. The Company now believes that the total cost will be approximately $160 million and be completed in the second half of 2013. These changes are due to a design feature in the plan for the new data supply chain that will require rework.

For 2012, the project will largely focus on continuing to rebuild the data supply chain as well as introducing additional web services. We expect MaxCV and the associated spending will be largely complete by the end of 2012, however, product and customer migrations are now targeted to be concluded in 2013.

In the fourth quarter of 2011, the Company incurred $12.2 million of total pre-tax operating expenses (or $0.19 per diluted share) on MaxCV, which was included in the non-core gains and charges, and $8.6 million of capital expenditures and additions to computer software and other intangibles related to MaxCV.

For the full year 2011, we incurred $44.8 million of total operating expenses (or $0.69 per diluted share) on MaxCV, which was included in the non-core gains and charges, and $19.2 million of capital expenditures and additions to computer software and other intangibles related to MaxCV.

For the full year 2012, the Company anticipates spending approximately $60 million on MaxCV. We expect approximately 70% of this amount to be operating expenses and 30% to be capital expenditures. The operating expenses will be included in non-core gains and charges.

See attached Schedule 3 for additional detail.

2012 Financial Flexibility

D&B continues to create financial flexibility through several reengineering initiatives aimed at greater efficiency and effectiveness, including the following:

•	restructuring underperforming businesses, acquisitions and partnerships;

•	redesigning enabling functions;

•	creating global utilities/shared services;

•	improving marketing and sales go-to-market processes; and

•	tightening controls on hiring and discretionary spending.

D&B expects its ongoing financial flexibility initiatives to create $80 million to $90 million of financial flexibility in 2012, before any transition costs and restructuring charges and before any reallocation of savings generated by the initiatives. The Company expects to incur pre-tax restructuring charges totaling $20 million to $25 million associated with its ongoing reengineering efforts, as well as an additional $9 million to $12 million of restructuring costs related to the reorganization of Japan (details of the Japan transaction are described below).

D&B Announces Strategic Transactions

D&B has taken several actions to optimize our global business portfolio, positioning the Company towards higher growth and profitability, as follows:

Reorganization of Japan:

On February 1, 2012, D&B signed a definitive agreement to sell the domestic portion of our Japan operations to Tokyo Shoko Research, LTD. (“TSR”), our local joint venture partner since December 2007. D&B will also enter into commercial arrangements to provide TSR with global data for local Japanese customers and D&B will become the exclusive distributor of TSR data to our Worldwide Network partners.

D&B will receive $4.5 million in net cash consideration as well as $1.5 million to settle a receivable with TSR. Additionally, D&B is entitled to annual payments from TSR under the terms of commercial agreements for data, brand licensing and technology services.

The domestic operations generated approximately $64 million in revenue during 2011. The deal is expected to close on February 29th, subject to customary closing conditions.

Strengthens S&MS Portfolio in China:

During the fourth quarter of 2011, we entered into two transactions in China to strengthen our S&MS business, as follows:

In November 2011, D&B acquired substantially all the assets of MicoMarketing, a provider of direct marketing services to B2B customers in China for approximately $14 million. This transaction adds more than 2.5 million business records to our data base and scales our operations in this market. Prior to the acquisition, MicroMarketing generated approximately $11 million of revenue for full-year 2011.

In December 2011, D&B divested its market research business in China, consisting of two joint venture companies, selling our equity shares in such companies to our partner for a total purchase price of $5 million. The business provides highly specialized and customized market information and has little connection to our core data assets.

D&B consolidated approximately $16 million from the joint venture for full-year 2011.

Divested Non-Core Businesses in North America:

Consistent with our MaxCV program, we divested two North American product lines that were sunset earlier in 2011, Purisma and a small supply management consulting business for an aggregate $3 million. These businesses were dependent on a high level of customization making them expensive to maintain and grow.

Combined, these two businesses generated approximately $5 million of revenue during the full-year 2011.

Schedule 7 depicts the effect these divestitures had on our core revenue for 2011, that will be the basis for which we provide 2012 revenue guidance.

Full Year 2012 Guidance

D&B today provided the following financial guidance for the full year 2012:

•	Core revenue growth of 3% to 5%, before the effect of foreign exchange;

•	Operating income growth of 4% to 7%, before non-core gains and charges;

•	Diluted EPS growth of 8% to 11%, before non-core gains and charges; and

•	Free cash flow of $310 million to $340 million, which excludes the impact of legacy tax matters but includes MaxCV.

The impact of MaxCV has been excluded from our operating income and diluted EPS guidance and included in our free cash flow guidance, which is consistent with our treatment of non-core items.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Cash Dividend Increased

D&B today announced that it has declared an increased quarterly cash dividend of $0.38 per share, up from D&B’s prior quarterly dividend of $0.36 per share. This quarterly cash dividend is payable on March 14, 2012, to shareholders of record at the close of business on February 28, 2012.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2010, filed March 1, 2011 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

Fourth Quarter and Full Year 2011 Teleconference

As previously announced, D&B will review its fourth quarter and full year 2011 financial results in a conference call with the investment community on Tuesday,

February 7, 2012, at 8 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 170 years. D&B’s global commercial database contains more than 205 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries, over the web. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2012 Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

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D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third party data providers, strategic third party members in its D&B Worldwide Network, and third parties with whom it has significant outsourcing arrangements.

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D&B’s ability to implement and derive the benefits of its Strategic Technology Investment program announced in February 2010 and to maintain sufficient investment in our technology infrastructure thereafter.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

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D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof, or a shift in product mix, may impact its results of operations from period to period.

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As a result of the macro-economic challenges currently affecting the global economy, D&B’s customers or vendors may experience cash flow problems. This may cause its customers to delay, cancel or significantly decrease their purchases from D&B and impact their ability to pay amounts owed to D&B. In addition, D&B’s vendors may substantially increase their prices without notice. Such behavior may adversely affect D&B’s earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, D&B may experience material adverse impacts to its business, operating results and/or access to credit markets.

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D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that it must pay to acquire, use, and/or redistribute data. Future laws or regulations with respect to the collection, compilation, use and/or publication of information and adverse publicity or litigation concerning the commercial use of such information, or changes in the rules governing the operation of the Internet could have material adverse effect on D&B’s business and financial results.

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D&B’s ability to introduce new solutions or services having more breadth and depth of data which allow customers more flexible use of D&B data through web services and third party solutions, in a seamless way and without disruption to existing solutions, such as DNBi.

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D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

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The continued adherence by third party members of the D&B Worldwide Network, or other third parties who license and sell under the D&B name, to D&B’s quality standards, its brand and communication standards and to the terms and conditions of its commercial services arrangements.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force and technology teams, in regions throughout the world.

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The profitability of our segments outside of North America depends on our ability to identify and execute on various initiatives, such as the continued implementation of subscription plan pricing, such as DNBi, and successfully managing our D&B Worldwide Network, and our ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost, or the adoption of new laws or regulations governing the collection, compilation, use and/or publication of information, particularly in emerging markets;

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D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

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D&B is involved in various legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

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D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s Web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statement.

The Dun & Bradstreet Corporation	Schedule 1

Consolidated Statement of Operations (unaudited) - GAAP Results

	Quarter Ended December 31,		AFX % Change	Effects of Foreign Exchange	BFX % Change	Full Year December 31,		AFX % Change	Effects of Foreign Exchange	BFX % Change
Dollar amounts in millions, except per share data	2011	2010	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)	2011	2010	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)

Revenue:

North America (1)	$360.3	$351.0	3%	0%	3%	$1,246.8	$1,229.5	1%	0%	1%

Asia Pacific	71.8	63.5	13%	4%	9%	259.2	170.8	52%	9%	43%
Europe and Other International Markets	66.6	67.2	(1%)	1%	(2%)	252.5	243.4	4%	4%	0%

International	138.4	130.7	6%	3%	3%	511.7	414.2	24%	6%	18%

Core Revenue	$498.7	$481.7	4%	1%	3%	$1,758.5	$1,643.7	7%	2%	5%

Divested Business (2)	—	—	0%	0%	0%	—	32.9	N/M	N/M	N/M

Total Revenue	$498.7	$481.7	4%	1%	3%	$1,758.5	$1,676.6	5%	2%	3%

Operating Income (Loss):

North America	$156.1	$155.0	1%			$480.1	$452.2	6%

Asia Pacific	5.9	3.6	63%			16.2	7.1	N/M
Europe and Other International Markets	19.3	20.9	(7%)			55.9	64.5	(13%)

International	25.2	24.5	3%			72.1	71.6	1%

Corporate and Other (3)	(36.2)	(29.2)	(24%)			(127.4)	(114.7)	(11%)

Total Operating Income	145.1	150.3	(4%)			424.8	409.1	4%

Interest Income	0.2	0.7	(70%)			1.5	2.1	(29%)
Interest Expense	(9.6)	(11.7)	18%			(37.0)	(46.0)	20%
Other Income (Expense) - Net (4)	(0.7)	(5.0)	86%			(21.2)	22.7	N/M

Non-Operating Income (Expense) - Net	(10.1)	(16.0)	37%			(56.7)	(21.2)	N/M

Income Before Provision for Income Taxes	135.0	134.3	1%			368.1	387.9	(5%)

Less: Provision for Income Taxes	40.8	42.6	4%			109.2	137.9	21%
Equity in Net Income (Loss) of Affiliates	0.2	0.2	(3%)			1.3	0.9	45%

Net Income	94.4	91.9	3%			260.2	250.9	4%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest	(0.9)	0.7	N/M			0.1	1.2	(89%)

Net Income Attributable to D&B (5)	93.5	92.6	1%			260.3	252.1	3%

Less: Allocation to Participating Securities	(0.1)	(0.3)	68%			(0.3)	(1.0)	64%

Net Income Attributable to D&B Common Shareholders	93.4	92.3	1%			260.0	251.1	4%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.94	$1.86	4%			$5.31	$5.03	6%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (6)	$1.93	$1.85	4%			$5.28	$4.98	6%

Weighted Average Number of Shares Outstanding:
Basic	48.1	49.6	3%			48.9	49.9	2%

Diluted	48.3	50.0	3%			49.3	50.4	2%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2

Consolidated Statement of Operations (unaudited) - Before Non-Core Gains and Charges

				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Full Year		AFX	Foreign	BFX
	December 31,		% Change	Exchange	% Change	December 31,		% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2011	2010	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)	2011	2010	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)

Revenue:

North America (1)	$360.3	$351.0	3%	0%	3%	$1,246.8	$1,229.5	1%	0%	1%

Asia Pacific	71.8	63.5	13%	4%	9%	259.2	170.8	52%	9%	43%
Europe and Other International Markets	66.6	67.2	(1%)	1%	(2%)	252.5	243.4	4%	4%	0%

International	138.4	130.7	6%	3%	3%	511.7	414.2	24%	6%	18%

Core Revenue	$498.7	$481.7	4%	1%	3%	$1,758.5	$1,643.7	7%	2%	5%

Divested Business (2)	—	—	0%	0%	0%	—	32.9	N/M	N/M	N/M

Total Revenue	$498.7	$481.7	4%	1%	3%	$1,758.5	$1,676.6	5%	2%	3%

Operating Income (Loss):

North America	$159.4	$155.0	3%			$483.4	$472.6	2%

Asia Pacific	5.9	3.6	63%			16.2	7.1	N/M
Europe and Other International Markets	19.3	20.9	(7%)			55.9	64.5	(13%)

International	25.2	24.5	3%			72.1	71.6	1%

Corporate and Other (3)	(14.8)	(12.2)	(22%)			(55.4)	(63.4)	13%

Total Operating Income	169.8	167.3	1%			500.1	480.8	4%

Interest Income	0.2	0.7	(70%)			1.5	2.1	(29%)
Interest Expense	(9.6)	(11.7)	18%			(37.0)	(46.0)	20%
Other Income (Expense) - Net (4)	(1.0)	(4.3)	78%			(2.7)	(3.7)	28%

Non-Operating Income (Expense) - Net	(10.4)	(15.3)	33%			(38.2)	(47.6)	20%

Income Before Provision for Income Taxes	159.4	152.0	5%			461.9	433.2	7%

Less: Provision for Income Taxes	51.7	56.4	8%			154.7	149.0	(4%)
Equity in Net Income (Loss) of Affiliates	0.2	0.2	(3%)			1.3	0.9	45%

Net Income	107.9	95.8	13%			308.5	285.1	8%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest	(0.9)	0.7	N/M			0.1	1.2	(89%)

Net Income Attributable to D&B (5)	107.0	96.5	11%			308.6	286.3	8%

Less: Allocation to Participating Securities	(0.1)	(0.3)	66%			(0.4)	(1.1)	63%

Net Income Attributable to D&B Common Shareholders	106.9	96.2	11%			308.2	285.2	8%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$2.23	$1.94	15%			$6.30	$5.71	10%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (6)	$2.21	$1.92	15%			$6.25	$5.66	10%

Weighted Average Number of Shares Outstanding:
Basic	48.1	49.6	3%			48.9	49.9	2%

Diluted	48.3	50.0	3%			49.3	50.4	2%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	The following table reconciles North America Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,			Full Year December 31,
Amounts in millions	2011	2010	% Change Fav/(Unfav)	2011	2010	% Change Fav/(Unfav)

North America Operating Income (Schedule 1)	$156.1	$155.0	1%	$480.1	$452.2	6%

Impaired Intangible Assets	(3.3)	—	N/M	(3.3)	(20.4)	N/M

North America Operating Income - Before Non-Core Gains and Charges (Schedule 2)	$159.4	$155.0	3%	$483.4	$472.6	2%

(2)	Includes revenue from the North American Self Awareness Solutions business divested in the third quarter of 2010

(3)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,			Full Year December 31,		% Change Fav/(Unfav)
Amounts in millions	2011	2010	% Change Fav/(Unfav)	2011	2010

Corporate and Other - GAAP Results (Schedule 1)	$(36.2)	$(29.2)	(24)%	$(127.4)	$(114.7)	(11)%

Restructuring Charges	(4.1)	(4.7)	13%	(22.1)	(14.8)	(49)%
Settlement of Legacy Pension Obligation	(5.1)	—	N/M	(5.1)	—	N/M
Strategic Technology Investment	(12.2)	(12.3)	1%	(44.8)	(36.5)	(23)%

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(14.8)	$(12.2)	(22)%	$(55.4)	$(63.4)	13%

(4) The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,			Full Year December 31,		% Change Fav/(Unfav)
Amounts in millions	2011	2010	% Change Fav/(Unfav)	2011	2010

Other Income (Expense)-Net - GAAP Results (Schedule 1)	$(0.7)	$(5.0)	86%	$(21.2)	$22.7	N/M
Effect of Legacy Tax Matters	0.3	(1.2)	N/M	(7.1)	(0.4)	N/M
Strategic Technology Investment	—	0.5	N/M	—	0.3	N/M
Gain on Disposal of North American Self Awareness Solutions business	—	—	N/M	—	23.1	N/M
Gain (Loss) on Investment	—	—	N/M	(11.4)	—	N/M
One-Time Gain on Hedge of Purchase Price on the Australia Acquisition	—	—	N/M	—	3.4	N/M

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(1.0)	$(4.3)	78%	$(2.7)	$(3.7)	28%

	Quarter Ended		Full Year
	December 31,		December 31,
Amounts in millions	2011	2010	2011	2010
Total Pre-Tax Impacts:
Impaired Intangible Assets	$(3.3)	$—	$(3.3)	$(20.4)
Restructuring Charges	(4.1)	(4.7)	(22.1)	(14.8)
Strategic Technology Investment	(12.2)	(11.8)	(44.8)	(36.2)
Settlement of Legacy Pension Obligation	(5.1)	—	(5.1)	—
Effect of Legacy Tax Matters	0.3	(1.2)	(7.1)	(0.4)
Gain (Loss) on Investment	—	—	(11.4)	—
Gain on Disposal of North American Self Awareness Solutions business	—	—	—	23.1
One-Time Gain on Hedge of Purchase Price on the Australia Acquisition	—	—	—	3.4

Total Pre-Tax Impacts	$(24.4)	$(17.7)	$(93.8)	$(45.3)

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(5)	The following table reconciles Net Income Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,			Full Year December 31,
Amounts in millions	2011	2010	% Change Fav/(Unfav)	2011	2010	% Change Fav/(Unfav)

Net Income Attributable to D&B - GAAP Results (Schedule 1)	$93.5	$92.6	1%	$260.3	$252.1	3%

Restructuring Charges	(2.4)	(2.9)	17%	(14.2)	(9.6)	(48)%
Impaired Intangible Assets	(2.1)	—	N/M	(2.1)	(12.8)	84%
Strategic Technology Investment	(9.1)	(9.0)	(1)%	(34.3)	(27.9)	(23)%
Settlement of Legacy Pension Obligation	(3.2)	—	N/M	(3.2)	—	N/M
Gain on Disposal of North American Self Awareness Solutions business	—	—	N/M	—	14.1	N/M
Gain (Loss) on Investment	3.2	—	N/M	(7.9)	—	N/M
One-Time Gain on Hedge of Purchase Price on the Australia Acquisition	—	—	N/M	—	2.1	N/M
Effect of Legacy Tax Matters	0.1	8.0	(99)%	4.9	12.9	(62)%
Tax Benefit on a Loss on the Tax Basis of a Legal Entity	—	—	N/M	8.5	—	N/M
Reduction of a Deferred Tax Asset Resulting from the Healthcare Act of 2010	—	—	N/M	—	(13.0)	N/M

After-Tax Impact	(13.5)	(3.9)		(48.3)	(34.2)

Net Income Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$107.0	$96.5	11%	$308.6	$286.3	8%

(6)	The following table reconciles Diluted Earnings Per Share Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,			Full Year December 31,
	2011	2010	% Change Fav/(Unfav)	2011	2010	% Change Fav/(Unfav)

Diluted EPS Attributable to D&B - GAAP Results (Schedule 1)	$1.93	$1.85	4%	$5.28	$4.98	6%

Restructuring Charges	($0.05)	($0.05)	0%	(0.29)	($0.19)	(53)%
Impaired Intangible Assets	(0.04)	—	N/M	(0.04)	(0.25)	84%
Strategic Technology Investment	(0.19)	(0.18)	(6)%	(0.69)	(0.55)	(25)%
Settlement of Legacy Pension Obligation	(0.07)	—	N/M	(0.06)	—	N/M
Gain on Disposal of North American Self Awareness Solutions business	—	—	N/M	—	0.28	N/M
Gain (Loss) on Investment	0.07	—	N/M	(0.16)	—	N/M
One-Time Gain on Hedge of Purchase Price on the Australia Acquisition	—	—	N/M	—	0.04	N/M
Effect of Legacy Tax Matters	—	0.16	N/M	0.10	0.25	60%
Tax Benefit on a Loss on the Tax Basis of a Legal Entity	—	—	N/M	0.17	—	N/M
Reduction of a Deferred Tax Asset Resulting from the Healthcare Act of 2010	—	—	N/M	—	(0.26)	N/M

Diluted EPS Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$2.21	$1.92	15%	$6.25	$5.66	10%

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition
*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions”
*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges)”
*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4

Supplemental GAAP Financial Data (unaudited)

	Quarter Ended December 31,			Effects of					Effects of
			AFX	Foreign	BFX	Full Year December 31,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions	2011	2010	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2011	2010	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Geographic and Customer Solution Set Revenue:
North America:
Risk Management Solutions	$189.9	$189.6	0%	0%	0%	$730.8	$731.5	0%	0%	0%
Sales & Marketing Solutions	139.9	133.5	5%	0%	5%	396.0	386.5	3%	1%	2%
Internet Solutions	30.5	27.9	9%	0%	9%	120.0	111.5	8%	1%	7%

Subtotal Core Revenue	360.3	351.0	3%	0%	3%	1,246.8	1,229.5	1%	0%	1%
Divested Business [1]	—	—	0%	0%	0%	—	32.9	N/M	N/M	N/M

Total North America Revenue	360.3	351.0	3%	0%	3%	1,246.8	1,262.4	(1)%	0%	(1)%

Asia Pacific:
Risk Management Solutions	$45.9	$41.5	11%	5%	6%	$174.3	$101.3	72%	10%	62%
Sales & Marketing Solutions	25.6	21.7	19%	5%	14%	83.9	68.3	23%	6%	17%
Internet Solutions	0.3	0.3	(5)%	(4)%	(1)%	1.0	1.2	(11)%	1%	(12)%

Subtotal Core Revenue	71.8	63.5	13%	4%	9%	259.2	170.8	52%	9%	43%
Divested Business [1]	—	—	0%	0%	0%	—	—	0%	0%	0%

Total Asia Pacific Revenue	71.8	63.5	13%	4%	9%	259.2	170.8	52%	9%	43%

Europe and Other International Markets:
Risk Management Solutions	$54.6	$54.1	1%	1%	0%	$209.3	$203.9	3%	4%	(1)%
Sales & Marketing Solutions	11.5	12.5	(8)%	0%	(8)%	40.9	37.3	9%	3%	6%
Internet Solutions	0.5	0.6	(19)%	0%	(19)%	2.3	2.2	1%	3%	(2)%

Subtotal Core Revenue	66.6	67.2	(1)%	1%	(2)%	252.5	243.4	4%	4%	0%
Divested Business [1]	—	—	0%	0%	0%	—	—	0%	0%	0%

Total Europe and Other International Markets Revenue	66.6	67.2	(1)%	1%	(2)%	252.5	243.4	4%	4%	0%

International
Risk Management Solutions	$100.5	$95.6	5%	3%	2%	$383.6	$305.2	26%	6%	20%
Sales & Marketing Solutions	37.1	34.2	9%	3%	6%	124.8	105.6	18%	5%	13%
Internet Solutions	0.8	0.9	(15)%	(1)%	(14)%	3.3	3.4	(3)%	2%	(5)%

Subtotal Core Revenue	138.4	130.7	6%	3%	3%	511.7	414.2	24%	6%	18%
Divested Business [1]	—	—	0%	0%	0%	—	—	0%	0%	0%

Total International Revenue	138.4	130.7	6%	3%	3%	511.7	414.2	24%	6%	18%

Total Corporation:
Risk Management Solutions	$290.4	$285.2	2%	1%	1%	$1,114.4	$1,036.7	8%	2%	6%
Sales & Marketing Solutions	177.0	167.7	6%	1%	5%	520.8	492.1	6%	1%	5%
Internet Solutions	31.3	28.8	8%	0%	8%	123.3	114.9	7%	0%	7%

Subtotal Core Revenue	498.7	481.7	4%	1%	3%	1,758.5	1,643.7	7%	2%	5%
Divested Business [1]	—	—	0%	0%	0%	—	32.9	N/M	N/M	N/M

Total Corporation Revenue	498.7	481.7	4%	1%	3%	1,758.5	1,676.6	5%	2%	3%

Operating Costs:
Operating Expenses	$156.0	$149.1	(5)%			$587.1	$557.7	(5)%
Selling and Administrative Expenses	173.0	157.8	(10)%			643.4	626.9	(3)%
Depreciation and Amortization	20.5	19.8	(4)%			81.1	68.1	(19)%
Restructuring Expense	4.1	4.7	13%			22.1	14.8	(49)%

Total Operating Costs [2]	$353.6	$331.4	(7)%			$1,333.7	$1,267.5	(5)%

Capital Expenditures [3]	$3.2	$1.9	(69)%			$6.2	$9.5	34%

Additions to Computer Software & Other Intangibles [3]	$17.5	$15.1	(16)%			$47.2	$56.4	16%

	Quarter Ended
Amounts in millions	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010

Net Debt Position:
Cash and Cash Equivalents	$84.4	$89.5	$83.1	$83.6	$78.5	$77.2	$209.7	$218.7
Short-Term Debt	(1.1)	(188.6)	(160.9)	(2.1)	(1.5)	(301.4)	(301.3)	(302.7)
Long-Term Debt	(963.9)	(704.6)	(700.6)	(888.6)	(972.0)	(654.6)	(625.1)	(649.7)

Net Debt	$(880.6)	$(803.7)	$(778.4)	$(807.1)	$(895.0)	$(878.8)	$(716.7)	$(733.7)

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

	Full Year
Amounts in millions	Dec 31, 2011	Dec 31, 2010	% Change Fav/(Unfav)

Free Cash Flow:
Net Cash Provided By Operating Activities (GAAP Results)	$312.9	$319.4	(2)%
Less:
Capital Expenditures (GAAP Results) [3]	6.2	9.5	34%
Additions to Computer Software & Other Intangibles (GAAP Results) [3]	47.2	56.4	16%

Free Cash Flow	$259.5	$253.5	2%
Legacy Tax Matters (Refund) Payment	(7.6)	(4.3)	77%

Free Cash Flow Excluding Legacy Tax Matters	$251.9	$249.2	1%

	Full Year
Amounts in millions	Dec 31, 2011	Dec 31, 2010	% Change Fav/(Unfav)

Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (GAAP Results)	$312.9	$319.4	(2)%
Legacy Tax Matters (Refund) Payment	(7.6)	(4.3)	77%

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$305.3	$315.1	(3)%

Notes:

		Quarter Ended December 31,		Full Year December 31,
		2011	2010	2011	2010
1	Divested Business:
	North America:
	Risk Management Solutions	$0.0	$0.0	$0.0	$32.0
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.0	0.0	0.9

	Total Divested Business	$0.0	$0.0	$0.0	$32.9

	Asia Pacific:
	Risk Management Solutions	$0.0	$0.0	$0.0	$0.0
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.0	0.0	0.0

	Total Divested Business	$0.0	$0.0	$0.0	$0.0

	Europe and Other International Markets:
	Risk Management Solutions	$0.0	$0.0	$0.0	$0.0
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.0	0.0	0.0

	Total Divested Business	$0.0	$0.0	$0.0	$0.0

	Total Corporation:
	Risk Management Solutions	$0.0	$0.0	$0.0	$32.0
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.0	0.0	0.9

	Total Divested Business	$0.0	$0.0	$0.0	$32.9

2	Strategic Technology Investment:
	Operating Expenses	$9.1	$9.9	$37.0	$30.3
	Selling and Administrative Expenses	2.3	2.0	4.7	5.5
	Depreciation and Amortization	0.8	0.4	3.1	0.7

	Total Operating Costs	$12.2	$12.3	$44.8	$36.5

3	Strategic Technology Investment:
	Capital Expenditures	$0.0	$0.0	$0.9	$4.1
	Additions to Computer Software & Other Intangibles	$8.6	$4.2	$18.3	$4.7

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5
GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended December 31, 2011 vs. 2010							Full Year December 31, 2011 vs. 2010
	AFX % Change Fav/ (Unfav)	Effects of Foreign Exchange	BFX % Change Fav/ (Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core				AFX % Change Fav/ (Unfav)	Effects of Foreign Exchange	BFX % Change Fav/ (Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core
				2011 % Product Line/ Core		2010 % Product Line/ Core					2011 % Product Line/ Core		2010 % Product Line/ Core

Revenue:
North America:
Risk Management Solutions:
Traditional	(3)%	0%	(3)%	64%	34%	66%	36%	(1)%	0%	(1)%	68%	39%	68%	41%
VAPs	7%	0%	7%	27%	14%	25%	13%	2%	1%	1%	24%	14%	23%	14%
Supply Management Solutions	7%	0%	7%	9%	5%	9%	5%	4%	0%	4%	8%	5%	9%	5%
Total Risk Management Solutions	0%	0%	0%		53%		54%	0%	0%	0%		58%		60%
Sales & Marketing Solutions:
Traditional	0%	0%	0%	27%	10%	28%	11%	(14)%	0%	(14)%	28%	9%	33%	10%
VAPs	7%	0%	7%	73%	29%	72%	27%	11%	0%	11%	72%	23%	67%	21%
Total Sales & Marketing Solutions	5%	0%	5%		39%		38%	3%	1%	2%		32%		31%
Internet Solutions	9%	0%	9%		8%		8%	8%	1%	7%		10%		9%
Core Revenue	3%	0%	3%					1%	0%	1%
Divested Business	0%	0%	0%					N/M	N/M	N/M

Total North America	3%	0%	3%					(1)%	0%	(1)%

Asia Pacific:
Risk Management Solutions:
Traditional	11%	5%	6%	97%	62%	97%	63%	73%	10%	63%	97%	65%	96%	57%
VAPs	(11)%	3%	(14)%	3%	2%	3%	2%	48%	6%	42%	3%	2%	4%	2%
Supply Management Solutions	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Total Risk Management Solutions	11%	5%	6%		64%		65%	72%	10%	62%		67%		59%
Sales & Marketing Solutions:
Traditional	39%	4%	35%	62%	22%	53%	18%	37%	5%	32%	63%	21%	57%	23%
VAPs	(4)%	6%	(10)%	38%	14%	47%	16%	5%	9%	(4)%	37%	12%	43%	17%
Total Sales & Marketing Solutions	19%	5%	14%		36%		34%	23%	6%	17%		33%		40%
Internet Solutions	(5)%	(4)%	(1)%		0%		1%	(11)%	1%	(12)%		0%		1%
Core Revenue	13%	4%	9%					52%	9%	43%
Divested Business	0%	0%	0%					0%	0%	0%

Total Asia Pacific	13%	4%	9%					52%	9%	43%

Europe and Other International Markets:
Risk Management Solutions:
Traditional	(4)%	1%	(5)%	74%	61%	79%	63%	(1)%	3%	(4)%	79%	65%	81%	68%
VAPs	18%	2%	16%	24%	19%	20%	16%	17%	4%	13%	20%	16%	17%	15%
Supply Management Solutions	52%	2%	50%	2%	2%	1%	1%	13%	6%	7%	1%	1%	2%	1%
Total Risk Management Solutions	1%	1%	0%		82%		80%	3%	4%	(1)%		82%		84%
Sales & Marketing Solutions:
Traditional	(3)%	0%	(3)%	63%	11%	60%	11%	18%	3%	15%	65%	11%	61%	9%
VAPs	(16)%	1%	(17)%	37%	6%	40%	8%	(4)%	3%	(7)%	35%	6%	39%	6%
Total Sales & Marketing Solutions	(8)%	0%	(8)%		17%		19%	9%	3%	6%		17%		15%
Internet Solutions	(19)%	0%	(19)%		1%		1%	1%	3%	(2)%		1%		1%
Core Revenue	(1)%	1%	(2)%					4%	4%	0%
Divested Business	0%	0%	0%					0%	0%	0%

Total Europe and Other International Markets	(1)%	1%	(2)%					4%	4%	0%

International:
Risk Management Solutions:
Traditional	3%	3%	0%	85%	61%	86%	63%	27%	6%	21%	87%	65%	86%	63%
VAPs	14%	1%	13%	14%	10%	13%	10%	20%	4%	16%	12%	9%	13%	10%
Supply Management Solutions	52%	2%	50%	1%	1%	1%	0%	13%	6%	7%	1%	1%	1%	1%
Total Risk Management Solutions	5%	3%	2%		72%		73%	26%	6%	20%		75%		74%
Sales & Marketing Solutions:
Traditional	22%	2%	20%	63%	17%	56%	14%	30%	4%	26%	64%	15%	58%	15%
VAPs	(8)%	4%	(12)%	37%	10%	44%	12%	2%	7%	(5)%	36%	9%	42%	10%
Total Sales & Marketing Solutions	9%	3%	6%		27%		26%	18%	5%	13%		24%		25%
Internet Solutions	(15)%	(1)%	(14)%		1%		1%	(3)%	2%	(5)%		1%		1%
Core Revenue	6%	3%	3%					24%	6%	18%
Divested Business	0%	0%	0%					0%	0%	0%

Total International	6%	3%	3%					24%	6%	18%

Total Corporation:
Risk Management Solutions:
Traditional	(1)%	1%	(2)%	71%	41%	73%	43%	9%	3%	6%	74%	47%	74%	46%
VAPs	9%	1%	8%	22%	13%	21%	12%	5%	1%	4%	20%	12%	20%	13%
Supply Management Solutions	9%	0%	9%	7%	4%	6%	4%	4%	0%	4%	6%	4%	6%	4%
Total Risk Management Solutions	2%	1%	1%		58%		59%	8%	2%	6%		63%		63%
Sales & Marketing Solutions:
Traditional	7%	0%	7%	34%	12%	34%	12%	0%	1%	(1)%	36%	11%	38%	12%
VAPs	5%	1%	4%	66%	24%	66%	23%	9%	1%	8%	64%	19%	62%	18%
Total Sales & Marketing Solutions	6%	1%	5%		36%		35%	6%	1%	5%		30%		30%
Internet Solutions	8%	0%	8%		6%		6%	7%	0%	7%		7%		7%
Core Revenue	4%	1%	3%					7%	2%	5%
Divested Business	0%	0%	0%					N/M	N/M	N/M

Total Revenue	4%	1%	3%					5%	2%	3%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6

	Quarter Ended
% of Core Product Line	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009

North America Risk Management Solutions
Subscription [1]	66%	69%	72%	71%	67%	69%	71%	71%	69%
Non-Subscription [1]	34%	31%	28%	29%	33%	31%	29%	29%	31%

North America Risk Management Solutions
DNBi [2]	57%	59%	61%	60%	57%	58%	60%	59%	54%
Non-DNBi [2]	43%	41%	39%	40%	43%	42%	40%	41%	46%

Notes:

1	We define Subscription and Non-Subscription revenue as follows:

•

Subscription revenue represents contracts that allow customers unlimited use within predefined ranges, subject to certain conditions. In these instances, we recognize revenue ratably over the term of the contract, which is generally one year.

•	Non-Subscription revenue represents all other revenue streams.

2	We define DNBi and Non-DNBi revenue as follows:

•

DNBi, is our interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis.

•	Non-DNBi revenue represents all other revenue streams.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 7
Effect of Divested Businesses on Total Revenue

	Quarter Ended March 31, 2011			Quarter Ended June 30, 2011			Quarter Ended September 30, 2011			Quarter Ended December 31, 2011			Full Year Ended December 31, 2011
Amounts in Millions	Total Revenue	Divested Revenue*	Core Revenue	Total Revenue	Divested Revenue*	Core Revenue	Total Revenue	Divested Revenue*	Core Revenue	Total Revenue	Divested Revenue*	Core Revenue	Total Revenue	Divested Revenue*	Core Revenue
North America:
Risk Management Solutions	179.6	0.9	178.7	177.8	0.2	177.6	183.5	—	183.5	189.9	—	189.9	730.8	1.1	729.7
Sales & Marketing Solutions	82.5	0.7	81.8	80.7	1.0	79.7	92.9	1.4	91.5	139.9	0.6	139.3	396.0	3.7	392.3
Internet Solutions	29.1	—	29.1	29.8	—	29.8	30.6	—	30.6	30.5	—	30.5	120.0	—	120.0

Total North America	291.2	1.6	289.6	288.3	1.2	287.1	307.0	1.4	305.6	360.3	0.6	359.7	1,246.8	4.8	1,242.0

Asia Pacific:
Risk Management Solutions	37.2	8.0	29.2	44.0	9.2	34.8	47.2	10.1	37.1	45.9	10.1	35.8	174.3	37.4	136.9
Sales & Marketing Solutions	15.7	7.5	8.2	22.3	11.4	10.9	20.3	10.5	9.8	25.6	13.3	12.3	83.9	42.7	41.2
Internet Solutions	0.2	—	0.2	0.3	—	0.3	0.2	—	0.2	0.3	0.1	0.2	1.0	0.1	0.9

Total Asia Pacific	53.1	15.5	37.6	66.6	20.6	46.0	67.7	20.6	47.1	71.8	23.5	48.3	259.2	80.2	179.0

Europe and Other Int’l Markets:
Risk Management Solutions	49.7	—	49.7	52.6	—	52.6	52.4	—	52.4	54.6	—	54.6	209.3	—	209.3
Sales & Marketing Solutions	9.0	—	9.0	8.8	—	8.8	11.6	—	11.6	11.5	—	11.5	40.9	—	40.9
Internet Solutions	0.6	—	0.6	0.5	—	0.5	0.7	—	0.7	0.5	—	0.5	2.3	—	2.3

Total Europe and Other Int’l Markets	59.3	—	59.3	61.9	—	61.9	64.7	—	64.7	66.6	—	66.6	252.5	—	252.5

Total International:
Risk Management Solutions	86.9	8.0	78.9	96.6	9.2	87.4	99.6	10.1	89.5	100.5	10.1	90.4	383.6	37.4	346.2
Sales & Marketing Solutions	24.7	7.5	17.2	31.1	11.4	19.7	31.9	10.5	21.4	37.1	13.3	23.8	124.8	42.7	82.1
Internet Solutions	0.8	—	0.8	0.8	—	0.8	0.9	—	0.9	0.8	0.1	0.7	3.3	0.1	3.2

Total International	112.4	15.5	96.9	128.5	20.6	107.9	132.4	20.6	111.8	138.4	23.5	114.9	511.7	80.2	431.5

Total Corporation:
Risk Management Solutions	266.5	8.9	257.6	274.4	9.4	265.0	283.1	10.1	273.0	290.4	10.1	280.3	1,114.4	38.5	1,075.9
Sales & Marketing Solutions	107.2	8.2	99.0	111.8	12.4	99.4	124.8	11.9	112.9	177.0	13.9	163.1	520.8	46.4	474.4
Internet Solutions	29.9	—	29.9	30.6	—	30.6	31.5	—	31.5	31.3	0.1	31.2	123.3	0.1	123.2

Total Corporation Revenue	403.6	17.1	386.5	416.8	21.8	395.0	439.4	22.0	417.4	498.7	24.1	474.6	1,758.5	85.0	1,673.5

* Divested Revenue:	Full Year Divested Revenue
North America
- Purisma	3.7
- Small supply management consulting business	1.1
Asia Pacific
- Market research business in China which consisted of two joint ventures	16.0
- Domestic portion of our Japan operations	64.2

Total Divested Revenue	85.0

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.